Frezer Inc. Employment Agreement for Brian Pockett

Employment Agreement, between Frezer, Inc. (the "Company") and Brian Pockett (the "Employee").

WHEREAS, Employee is the duly appointed COO of the Company;

WHEREAS, the Company is desirous of establishing and formalizing compensation for Employee;

 THEREFORE:

1. Salary. Commencing August 1, 2005, the Company shall pay Employee a salary of $120,000 per year, for the services of the Employee, payable at regular payroll periods.

2. Reimbursement of Expenses. The Employee may incur reasonable expenses for furthering the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Employee for all business expenses after the Employee presents an itemized account of expenditures, pursuant to Company policy.

3. Termination of Agreement. Without cause, the Company may terminate this agreement at any time at the pleasure of the Board of Directors and upon seven days' written notice to the Employee. If the Company requests, the Employee will continue to perform his/her duties and may be paid his/her regular salary up to the date of termination.

4. Assistance in Litigation. Employee shall upon reasonable notice, furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after employment.

5. Settlement by Arbitration. Any claim or controversy that arises out of or relates to this agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court with jurisdiction.

6. Severability. If, for any reason, any provision of this agreement is held invalid, all other provisions of this agreement shall remain in effect. If this agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof) and the Employee shall be deemed reinstated as if this agreement had not been executed.

7. Assumption of Agreement by Company's Successors and Assignees. The Company's rights and obligations under this agreement will inure to the benefit and be binding upon the Company's successors and assignees.

8. Oral Modifications Not Binding. This instrument is the entire agreement of the Company and the Employee. Oral changes have no effect. It may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

Signed this 23 day of July 2005.

/s/David Koos

/s/Brian Pockett

CEO
______________________________        ____________________________
Company                                                      Employee